Exhibit 99.2

VIRGIN MEDIA INC.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 PM Eastern Time the day prior to the special meeting date.

Vote by Internet • Go to www.envisionreports.com/vmed • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
•	Outside the USA, US territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply.
•	Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1, 2 AND 3.

	For	Against	Abstain
1. Proposal to adopt the merger agreement, dated as of February 5, 2013, as amended from time to time, with Liberty Global, Inc. and certain affiliates.	☐	☐	☐
3. Proposal to adjourn the special meeting to a later date if there are insufficient votes to approve Proposal 1 at the time of the special meeting.	☐	☐	☐

For	Against	Abstain

2.   Proposal to approve, on an advisory non-binding basis, the compensation that may be paid or become payable to Virgin Media’s named executive officers in connection with the Virgin Media mergers provided for in the merger agreement.

☐	☐	☐

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right	☐
if you plan to attend the
Special Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as your name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate name or partnership name, by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Important Notice Regarding the Availability of Proxy Materials for the Special Stockholder Meeting to be held on June 4, 2013. The joint proxy statement/prospectus is available free of charge at http://investors.virginmedia.com.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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Proxy — VIRGIN MEDIA INC.

65 Bleecker Street, 6th Floor, New York, New York 10012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, whose signature appears on the reverse, hereby appoints James F. Mooney, Howard Kalika and Doreen Toben, and each of them, with full power of substitution, proxies to represent the undersigned at the special meeting of stockholders of Virgin Media Inc. that will be held at 8 a.m., local time, on June 4, 2013 at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP at One New York Plaza, New York, NY 10004, 29th Floor, and at any adjournment or postponement of the meeting to vote all of the shares of stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present.

WHEN PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THIS CARD. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE “FOR” PROPOSALS 1, 2 AND 3.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Please mark, sign, date and return this proxy card in the accompanying prepaid envelope or vote your proxy by Internet or Telephone.

(Continued and to be marked, dated and signed, on the other side)